                                                                Exhibit 10.1

                           REVOLVING CREDIT AGREEMENT


                          Dated as of December 30, 1994

          MAGNETEK, INC., a Delaware corporation (the "BORROWER"), and NATIONSBANK OF TEXAS, N.A., a national banking association (the "BANK"), agree as follows:
                            PRELIMINARY STATEMENTS

          (a) The Borrower has applied to the Bank for a revolving line of credit in the amount of $35,000,000.

          (b) The Bank is willing to provide such line of credit to the Borrower on the terms and conditions set forth herein.

          (c) Capitalized terms used herein and not otherwise defined are used with the meanings set forth in Exhibit C hereto.

                                    ARTICLE I

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 1.01. THE ADVANCES. The Bank agrees, on the terms and conditions hereinafter set forth, to make advances (the "ADVANCES") to the Borrower from time to time on any Business Day during the period from the date hereof until March 31, 1995 (such date, or the earlier date of termination of the Commitment (as defined below) pursuant to Section 1.04 or 5.01, being the "TERMINATION DATE") in an aggregate amount not to exceed at any time outstanding $35,000,000, as such amount may be reduced pursuant to Section 1.04 (the "COMMITMENT"). Each Advance shall be in an amount not less than $1,000,000 or an integral multiple of $100,000 in excess thereof, EXCEPT that an Advance may be in an amount equal to the entire unused Commitment. Within the limits of the Commitment, the Borrower may borrow, prepay pursuant to Section 1.07(a) and reborrow under this Section 1.01.

          SECTION 1.02. MAKING THE ADVANCES. (a) Each Advance shall be made on notice, given not later than 12:00 noon (Dallas, Texas time) on (or, if such Advance is to be a Eurodollar Rate Advance, the third Business Day prior to) the date of the proposed Advance, by the Borrower to the Bank, specifying the date and amount thereof and selecting the Type thereof and, if such Advance is to be a Eurodollar Rate Advance, the initial Interest Period for such Advance. Not later than 12:00 noon (Dallas, Texas time) on the date of such Advance (or 3:00 p.m. (Dallas, Texas time) if such Advance is to be a Base Rate Advance) and upon fulfillment of the applicable conditions set forth in Article II, the Bank will make such Advance available to the Borrower in same day funds at the Bank's address referred to in Section 6.02.

          (b) Each notice from the Borrower to the Bank requesting an Advance shall be irrevocable and binding on the Borrower. In the case of any request for a Eurodollar Rate Advance, the Borrower shall indemnify the Bank against any loss, cost or expense incurred by the Bank as a result of any failure to fulfill on or before the date specified in such notice for such Advance the applicable conditions set forth in Article II, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund the Advance when the Advance, as a result of such failure, is not made on such date.

          SECTION 1.03. COMMITMENT FEE. The Borrower agrees to pay to the Bank a commitment fee on the average daily unused portion of the Commitment from the date hereof until the Termination Date at the rate of one-half of 1% per annum, payable on the Termination Date.

          SECTION 1.04. MANDATORY REDUCTION OF THE COMMITMENT. The Commitment shall be automatically reduced on each date on which any prepayment of principal is required to be made pursuant to Section 1.07(b), in each such case by an amount equal to the amount of the required principal prepayment.

          SECTION 1.05. REPAYMENT. The Borrower shall repay the aggregate unpaid principal amount of all Advances in accordance with a promissory note of the Borrower, in substantially the form of Exhibit A hereto (the "NOTE"), evidencing the indebtedness resulting from such Advances and delivered to the Bank pursuant to Article II.

          SECTION  1.06.  INTEREST.  (a)  ORDINARY INTEREST.  Subject to
Section 1.06(b), the Borrower shall pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                 (i) BASE RATE ADVANCES. During such periods as (and to the extent that) such Advance is a Base Rate Advance, 2.25% per annum above the Base Rate in effect from time to time, payable on the first day of each month, on the Termination Date and on the date such Base Rate Advance shall be Converted into a Eurodollar Rate Advance or paid in full.

                (ii) EURODOLLAR RATE ADVANCES. During such periods as (and to the extent that) such Advance is a Eurodollar Rate Advance for any Interest Period, a rate per annum equal at all times during such Interest Period to the sum of the Eurodollar Rate for such Interest Period plus 3.50% per annum, payable on the last day of such Interest Period.

          (b) DEFAULT INTEREST. The interest payable under Section 1.06(a) shall be increased (i) effective immediately in the case of any Event of Default under Section 5.01(a) with respect to the payment of principal, interest or commitment fees, and (ii) effective upon notice from the Bank in the case of any other Event of Default, and in each case for so long as such Event of Default is continuing, by 2.00% per annum. Any interest, fees or other amounts (other than principal) not paid to the Bank when due shall bear interest at the rate applicable to Base Rate Advances as set forth in Section 1.06(a)(i) plus 2.00% per annum.

          SECTION 1.07. PREPAYMENTS. (a) The Borrower may, upon notice to the Bank at least one Business Day in advance stating the proposed date and principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amounts of the Advances in whole or in part; PROVIDED, HOWEVER, that (i) each partial prepayment pursuant to this
Section 1.07(a) shall be in an aggregate principal amount not less than $1,000,000, and (ii) upon prepayment of any Eurodollar Rate Advance, the Borrower shall be obligated to reimburse the Bank in respect thereof pursuant to Section 6.05(c).

          (b) As soon as practicable and in any event within five Business Days after receipt by the Borrower of any cash consideration from any Divestiture Assets, the Borrower shall prepay the outstanding principal amounts of the Advances by an amount equal to 50% of such cash consideration. In the event that (i) the indebtedness of the Borrower under the Existing Loan Agreement or the Senior Notes shall be refinanced or otherwise repaid in full, or (ii) the Borrower or any subsidiary of the Borrower shall, at any time after the date of this Agreement, pledge or grant a lien or security interest in any assets of the Borrower or any such subsidiary (other than "Pledged Collateral" as defined in the Existing Loan Agreement or the capital stock of any "Restricted Subsidiary" as defined in the Existing Loan Agreement) as security for any obligations of the Borrower or any subsidiary of the Borrower under or in connection with the Existing Loan Agreement (as supplemented, modified or amended from time to time), the Borrower shall immediately (in the case of clause (i)), or within 10 Business Days thereafter (in the case of clause (ii)), prepay in full the outstanding principal amounts of the Advances. In the event of any prepayment of Eurodollar Rate Advances pursuant to this Section 1.07(b), the Borrower shall be obligated to reimburse the Bank in respect thereof pursuant to Section 6.05(c).

          (c) Any prepayment of Advances shall be applied first to Base Rate Advances and then to Eurodollar Rate Advances designated by the Borrower.

          SECTION 1.08.  INCREASED COSTS ETC.

          (a) INCREASED COSTS. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in subsection (b) below) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, within five Business Days after demand by the Bank, pay to the Bank additional amounts sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent manifest error.

          (b) ADDITIONAL INTEREST. The Borrower shall pay to the Bank additional interest on the unpaid principal amount of each Eurodollar Rate Advance, from the date of such Eurodollar Rate Advance until such principal amount is paid in full or such Eurodollar Rate Advance is Converted to a Base Rate Advance, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Eurodollar Rate Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for the Bank with respect to liabilities or assets consisting of or including Eurocurrency liabilities having a term equal to such Interest Period, payable on each date on which interest is payable on such Eurodollar Rate Advance. Such additional interest shall be determined by the Bank and notice of the amount thereof shall be given by the Bank to the Borrower.

          (c) INCREASED CAPITAL. If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of the Bank's commitment to lend hereunder and other commitments of this type, then, upon demand by the Bank, the Borrower shall, within five Business Days after demand by the Bank, pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of the Bank's commitment to lend hereunder. A certificate as to such amounts shall be submitted to the Borrower by the Bank and shall be conclusive and binding for all purposes, absent manifest error.

          SECTION 1.09. INTEREST RATE PROTECTION. If and to the extent that the Borrower shall fail to select (or shall be prohibited from selecting) the duration of any Interest Period for any Eurodollar Rate Advance in accordance with the provisions contained in the definition of "Interest Period" in Exhibit C, the Bank will forthwith so notify the Borrower and such Advance (to such extent) will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

          SECTION 1.10. VOLUNTARY CONVERSION OF ADVANCE. The Borrower may on any Business Day, upon notice given to the Bank not later than 12:00 noon (Dallas, Texas time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 1.06 and 1.11, Convert an Advance (or portion thereof) of one Type into an Advance of another Type; PROVIDED, HOWEVER, that (a) any Conversion of any Eurodollar Rate Advance into a Base Rate Advance shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advance (except in the case of any Conversion pursuant to Section 1.11, in which case the Borrower shall pay to the Bank any amounts payable pursuant to Section 6.05(c)), and (b) the Borrower may not Convert a Base Rate Advance into a Eurodollar Rate Advance if any Event of Default has occurred and is continuing. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advance (or portion thereof) to be Converted, and (iii) if such Conversion is into a Eurodollar Rate Advance, the duration of the Interest Period for such Advance.

          SECTION 1.11. ILLEGALITY, ETC. (a) Notwithstanding any other provision of this Agreement, if the Bank shall notify the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for the Bank to perform its obligations hereunder to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances hereunder, (i) the obligation of the Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) the Borrower shall forthwith prepay in full all Eurodollar Rate Advances of the Bank then outstanding, together with interest accrued thereon, unless the Borrower, within five Business Days of notice from the Bank, Converts all Eurodollar Rate Advances of the Bank then outstanding into Base Rate Advances in accordance with Section 1.10.

          (b) If, with respect to any Eurodollar Rate Advance, the Bank notifies the Borrower that (i) the Bank is unable to determine the Eurodollar Rate, or (ii) the Eurodollar Rate for any Interest Period for such Advance (after taking into account any additional interest payable in respect thereof pursuant to Section 1.08(b)), will not adequately reflect the cost to the Bank of making, funding or maintaining such Eurodollar Rate Advance for such Interest Period, such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and the obligation of the Bank to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist.

          SECTION 1.12. PAYMENTS AND COMPUTATIONS. (a) The Borrower shall make each payment hereunder and under the Note not later than 12:00 noon (Dallas, Texas time) on the day when due in U.S. dollars to the Bank at its address referred to in Section 6.02 in same day funds.

          (b) The Borrower hereby authorizes the Bank, if and to the extent payment is not made when due hereunder or under the Note, to charge from time to time against any or all of the Borrower's accounts with the Bank any amount so due.

          (c) All computations of interest based on the Base Rate and of commitment fees shall be made by the Bank on the basis of a year of 365 days, and all computations of interest based on the Eurodollar Rate shall be made by the Bank on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or commitment fees are payable. Each determination by the Bank of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (d) Whenever any payment hereunder or under the Note shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fees, as the case may be; PROVIDED, HOWEVER, if such extension would cause payment of interest on or principal of Eurodollar Rate Advance to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                                   ARTICLE II

                              CONDITIONS OF LENDING

          SECTION 2.01. CONDITION PRECEDENT TO INITIAL ADVANCE. The obligation of the Bank to make its initial Advance is subject to the condition precedent that the Bank shall have received on or before the day of such Advance the following, each dated such day, in form and substance satisfactory to the Bank:

          (a)  The Note.

          (b) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement and the Note, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Note.

          (c) A certificate of the Secretary or an Assistant Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement and the Note and any other documents to be delivered hereunder.

          (d) Favorable opinions of Samuel A. Miley, General Counsel of the Borrower, and Gibson, Dunn & Crutcher, counsel for the Borrower, substantially in the form of Exhibits B-1 and B-2 hereto and as to such other matters as the Bank may reasonably request.

          (e) Evidence satisfactory to the Bank to confirm that the Borrower has completed all actions required of it under the Existing Loan Agreement to redesignate MagneTek Europe N.V. and the subsidiaries set forth on Schedule I to the Third Amendment to the Existing Loan Agreement as "Restricted Subsidiaries" as defined in the Existing Loan Agreement.

          SECTION 2.02. CONDITIONS PRECEDENT TO ALL ADVANCES. The obligation of the Bank to make each Advance (including the initial Advance) shall be subject to the further conditions precedent that on the date of such Advance the following statements shall be true (and each of the giving of the applicable notice requesting such Advance and the acceptance by the Borrower of the proceeds of such Advance shall constitute a representation and warranty by the Borrower that on the date of such Advance such statements are true):

          (a) The representations and warranties contained in Section 3.01 are correct on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date, and

          (b) No event has occurred and is continuing, or would result from such Advance or from the application of the proceeds therefrom, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          SECTION 3.01. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. The Borrower represents and warrants as follows:

          (a) The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

          (b) The execution, delivery and performance by the Borrower of this Agreement and the Note are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene the Borrower's charter or by-laws or any applicable laws, or (ii) contravene or constitute a default under, or require any consent, waiver or approval that has not been obtained pursuant to, the Existing Loan Agreement, the Senior Notes, the Subordinated Indentures or any other material contractual restriction binding on or affecting the Borrower.

          (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note.

          (d) This Agreement is, and the Note when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

          (e) The obligations of the Borrower under this Agreement and the Note constitute, and are entitled to the benefits of, "Senior Indebtedness" as defined in the Subordinated Indentures.

          (f) The balance sheets of the Borrower and its subsidiaries as at June 30, 1994, and the related statements of income and retained earnings of the Borrower and its subsidiaries for the fiscal year then ended, copies of which have been furnished to the Bank, fairly present, in all material respects, the financial condition of the Borrower and its subsidiaries as at such date and the results of the operations of the Borrower and its subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1994, there has been no material adverse change in such condition or operations or in the business, properties or prospects of the Borrower and its subsidiaries, taken as a whole.

          (g) Except as disclosed in reports filed by the Borrower pursuant to the reporting requirements under the Securities Exchange Act of 1934, as amended, there is no pending or, to the Borrower's knowledge, threatened action or proceeding affecting the Borrower or any of its subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower and its subsidiaries, taken as a whole, or which purports to affect the legality, validity or enforceability of this Agreement or the Note.

          (h) No proceeds of any Advance will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

          (i) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

          (j) Neither the Borrower nor any of its subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

          (k)  The representations and warranties of the Borrower contained in
Section 4.1 (with the State of Tennessee substituted for the State of California), the last clause of Section 4.2 and Sections 4.8, 4.9, 4.13, 4.16,
4.18 and the first sentence of Section 4.20 of the Existing Loan Agreement are true and correct as of the date hereof as though made on and as of the date hereof.

                                   ARTICLE IV

                            COVENANTS OF THE BORROWER


          SECTION 4.01. AFFIRMATIVE COVENANTS. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will, unless the Bank shall otherwise consent in writing:

          (a) COMPLIANCE WITH LAWS, ETC. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

          (b) LOAN AGREEMENT COVENANTS. Comply with all covenants and obligations of the Borrower under the Existing Loan Agreement, including, without limitation, Sections 6.14, 6.15, 6.16 and 6.17 thereof.

          (c)  REPORTING REQUIREMENTS.  Furnish to the Bank:

                 (i) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Borrower, balance sheets of the Borrower and its subsidiaries as of the end of such quarter and statements of income and retained earnings of the Borrower and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Borrower;

                (ii) as soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual report for such year for the Borrower and its subsidiaries, containing financial statements for such year certified in a manner acceptable to the Bank by Ernst & Young or other independent public accountants reasonably acceptable to the Bank;

               (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto;

                (iv) promptly after the sending or filing thereof, copies of all reports which the Borrower sends to any of its securityholders, and copies of all reports and registration statements (other than in respect of employee stock plans) which the Borrower or any subsidiary files with the Securities and Exchange Commission or any national securities exchange; and

                 (v) such other information respecting the condition or operations, financial or otherwise, of the Borrower or any of its subsidiaries as the Bank may from time to time reasonably request.

          SECTION 4.02. NEGATIVE COVENANTS. So long as the Note shall remain unpaid or the Bank shall have any Commitment hereunder, the Borrower will not, without the written consent of the Bank:

          (a) LIENS, ETC. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement in the nature of a lien, security interest or encumbrance, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure or provide for the payment of any Debt of the Borrower or any other person or entity, other than liens, security interests and other charges, encumbrances or preferential arrangements that are not prohibited by the Existing Loan Agreement or that secure the obligations of the Borrower or any subsidiary of the Borrower thereunder or in connection therewith.

          (b) DEBT. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Debt, other than Debt that is not prohibited under the Existing Loan Agreement.

          (c) LEASE OBLIGATIONS. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease, other than those that are not prohibited by the Existing Loan Agreement.

          (d) DIVIDENDS, ETC. Declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of capital stock of the Borrower, or purchase, redeem or otherwise acquire for value (or permit any of its subsidiaries to do so) any shares of any class of capital stock of the Borrower or any warrants, rights or options to acquire any such shares, now or hereafter outstanding, except that, so long as no Event of Default has occurred and is continuing, the Borrower may (i) declare and make any dividend payment or other distribution payable in common stock of the Borrower, and (ii) purchase, redeem or otherwise acquire shares of its common stock or warrants, rights or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock, in each case to the extent that the same is not prohibited by the Existing Loan Agreement.

          (e) MERGERS, ETC. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or entity, or permit any of its subsidiaries to do so, except to the extent not prohibited by the Existing Loan Agreement.

          (f) PREPAYMENT OF SENIOR NOTES AND SUBORDINATED OBLIGATIONS. Pay, prepay, redeem, repurchase or defease, or make any sinking fund or other payments in respect of, the principal of the Senior Notes or any Subordinated Obligations (other than the principal payment in an aggregate amount not to exceed $22,500,000 due in January 1995 under the Senior Notes), or permit any of its subsidiaries to do so.

          (g) USE OF PROCEEDS. Use the proceeds of any Advance for any purpose other than working capital and other general corporate purposes of the Borrower.

          (h) AMENDMENT, ETC. OF EXISTING LOAN AGREEMENT AND RELATED DOCUMENTS. Supplement, modify, amend or refinance the Existing Loan Agreement or any of the other "Loan Documents" as defined therein.

                                    ARTICLE V

                                EVENTS OF DEFAULT

          SECTION 5.01. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

          (a) The Borrower shall fail to pay any principal of the Note when the same becomes due payable; or shall fail to pay any interest on the Note within two Business Days after the same becomes due and payable; or shall fail to pay any other amount payable hereunder within five Business Days after the same becomes due and payable; or

          (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

          (c) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 4.01(c)(iii) or 4.02, or (ii) any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Bank; or

          (d)  Any Loan Agreement Event of Default shall have occurred; or

          (e) The Bank shall have determined that any set of events or circumstances has occurred and continues to exist which (i) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or the Note, or (ii) materially impairs or could reasonably be expected to materially impair the ability of the Borrower to perform its obligations under this Agreement and the Note;
then, and in any such event, the Bank (i) may, by notice to the Borrower, declare its obligation to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) may, by notice to the Borrower, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; PROVIDED, HOWEVER, that in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of the Bank to make Advances shall automatically be terminated and (B) the Advances, the Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI

                                  MISCELLANEOUS

          SECTION 6.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 6.02. NOTICES, ETC. All notices, consents and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address at 26 Century Boulevard, Nashville, Tennessee 37229-0159, Attention: Treasurer; and if to the Bank, at its address at 901 Main Street, Dallas, Texas 75202, Attention: Kay Hibbs, Corporate Banking Officer, with a copy to 444 South Flower Street, Suite 1500, Los Angeles, California 90071, Attention: Andrea Collias, Vice President; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to the Bank pursuant to the provisions of Article I shall not be effective until received by the Bank.

          SECTION 6.03. NO WAIVER; REMEDIES. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 6.04. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 3.01(f).

          SECTION 6.05. COSTS EXPENSES AND TAXES. (a) The Borrower agrees to pay, within five Business Days after demand, all reasonable costs and expenses in connection with the preparation, execution, delivery, administration, modification and amendment of this Agreement, the Note and the other documents to be delivered hereunder (including, without limitation, Section 6.08 hereof), including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement. The Borrower further agrees to pay on demand all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 6.05(a). In addition, the Borrower shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, the Note and the other documents to be delivered hereunder, and agrees to save the Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

          (b) The Borrower agrees to indemnify and hold harmless the Bank and its affiliates (including, without limitation, NationsBanc Capital Markets, Inc.) and their officers, directors, employees, agents and advisors (each an "INDEMNIFIED PARTY") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any claim, investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, the Note, the Advances, or any of the transactions contemplated hereby or thereby, or any action or inaction by the Bank in connection therewith, in each case whether or not such claim, investigation, litigation or proceeding is brought or asserted by the Borrower, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. Each of the Borrower and the Bank also agrees not to assert any claim against the other, any of its affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or the actual or proposed use of the proceeds of the Advances.

          (c) If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 1.11 or acceleration of the maturity of the Advances and the Note pursuant to Section 5.01 or for any other reason, the Borrower shall, within five Business Days after demand, pay to the Bank any amounts required to compensate the Bank for additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Bank to fund or maintain such Advance.

          SECTION 6.06. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default, the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

          SECTION 6.07. BINDING EFFECT. (a) This Agreement and the Note shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. Without limitation on the foregoing, the Bank may at any time and from time to time
(i) assign its rights and obligations hereunder and under the Note, in whole or in part, to NationsBanc Capital Markets, Inc. or any other affiliate of the Bank, and (ii) sell participations in its rights and obligations hereunder and under the Note.

          (b) Notwithstanding any other provision set forth in this Agreement, the Bank may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

          SECTION 6.08. CERTAIN ASSIGNMENTS. In the event that the Bank shall at any time hereafter elect to assign portions of the Commitment and the Advances made by it hereunder to one or more other banks, financial institutions or other parties, the Borrower shall execute and deliver such instruments, documents and agreements as the Bank may reasonably request in order to amend this Agreement and the Note (in whole or in part) to provide, and/or to replace this Agreement and the Note (in whole or in part) with, a multi-lender revolving credit and term loan agreement and/or a note purchase agreement or similar arrangement (in each case including promissory notes issued thereunder) containing terms similar to those set forth in this Agreement and the Note, with such additions thereto and changes therein as the Bank may reasonably deem necessary or appropriate in order to reflect the structure of the financing.

          SECTION 6.09. GOVERNING LAW. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

          SECTION 6.10. COUNTERPARTS. This Agreement may be executed by each of the parties hereto in separate counterparts, and shall become effective when each party shall have executed and delivered to the other parry at least one such counterpart hereof.

          SECTION 6. 11. WAIVER OF JURY TRIAL. Each of the Borrower and the Bank hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclairn (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, the Notes, the Advances or the actions of the Bank in the negotiation, administration, performance or enforcement thereof.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
                              MAGNETEK, INC.

                              By:                           [SIGNED]

                                 Title:  Vice President & Treasurer

                              NATIONSBANK OF TEXAS, N.A.


                              By:                           [SIGNED]

                                 Vice President